Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), made this 30th day of March, 2007, is by and among MICRONETICS, INC., a Delaware corporation with an executive office at 26 Hampshire Drive, Hudson, New Hampshire 03051 (the “Borrower”); MICROWAVE & VIDEO SYSTEMS, INC., a Connecticut corporation with an executive office at 160B Shelton Road, Monroe, Connecticut 06468, ENON MICROWAVE, INC., MICROWAVE CONCEPTS, INC., and STEALTH MICROWAVE, INC., each a Delaware corporation, and all with an executive office at 26 Hampshire Drive, Hudson, New Hampshire 03051 (individually, a “Guarantor”, and collectively, the “Guarantors”, and the Borrower and each Guarantor are sometimes referred to individually as “Debtor”), and CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank chartered under the laws of the State of New Hampshire, with a place of business at 875 Elm Street, Manchester, New Hampshire 03101 (the “Secured Party”). Any reference to “Debtor” herein shall be deemed to refer to each Debtor individually.

WITNESSETH:

WHEREAS, pursuant to the Commercial Loan Agreement of near or even date herewith (the “Loan Agreement”), Secured Party has extended in favor of Borrower, certain credit facilities consisting of a Revolving Line of Credit Loan in the principal amount of up to $5,000,000 and a Term Loan in the principal amount of $6,500,000 (collectively, the “Loans”), all as set forth and described in the Loan Agreement; and

WHEREAS, pursuant to the Loan Agreement, each of Guarantors has unconditionally guaranteed the full payment and performance of the Obligations of the Borrower;

WHEREAS, the obligation of the Secured Party to make the Loans to the Borrower is subject to the condition, among others, that the Borrower and each of the Guarantors shall execute and deliver this Agreement and grant the security interests hereinafter described. Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the willingness of the Secured Party to make the Loans to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Security Interest. As security for the Secured Obligations described in Section 2 hereof, Debtor hereby grants to the Secured Party a first priority security interest in and lien on all of the property and assets of the Debtor, including, but not limited to the property and assets of the types described below (hereinafter referred to collectively as the “Collateral”):

Citizens Bank New Hampshire Security Agreement – Micronetics et al.

(a) All goods, including equipment, machinery, office equipment, furniture, and motor vehicles, along with all other parts, tools, trade-ins, repairs, accessories, accessions, modifications, and replacements, whether now owned or subsequently acquired, constructed, or attached or added to, or placed in, the foregoing (collectively, the “Equipment”);

(b) All inventory, wherever located, including goods, merchandise, motor vehicles, and other personal property, held for sale, licensing, rental, or lease, or furnished or to be furnished under a contract of service, or constituting raw materials, work in process or materials used or consumed in the Debtor’s business, or consigned to others or held by others for return to the Debtor, whether now owned or subsequently acquired or manufactured and wherever located (collectively, the “Inventory”);

(c) All accounts and accounts receivable, including, without limitation, accounts, contracts, contract rights, license fees, royalties, chattel paper, instruments, rents, deposits, general intangibles, and any other obligations of any kind whether now existing or hereafter arising out of or in connection with the sale, licensing, rental, or lease of goods, motor vehicles, or intangibles, the rendering of services, or the granting of licenses, and all rights now or hereafter existing in and to all security agreements, notes, leases, licenses, franchises, supply agreements, and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, instruments, rents, deposits, general intangibles, or obligations (any and all such accounts, contracts, contract rights, chattel paper, instruments, rents, deposits, general intangibles, and obligations being the “Receivables”, and any and all such security agreements, notes, leases, licenses, franchises, supply agreements, and other contracts being the “Related Contracts”);

(d) All general intangibles, including, but not limited to, corporate names, trade names, trademarks, trade secrets, copyrights, patents (issued and pending), inventions, licenses (subject to the provisions of each license or license agreement or as otherwise permitted under the provisions of Article 9 of the Uniform Commercial Code as adopted by the State of New Hampshire), books and records, customer lists, blue prints and plans, computer programs, tapes and related electronic data, processing software, and all corporate ledgers;

(e) All investment property, including, but not limited to, securities, whether certificated or uncertificated; securities entitlement; securities accounts; commodity contracts; and commodity accounts;

(f) Any and all additions, accessions, substitutions or replacements to or for any of the foregoing;

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(g) Any and all products and proceeds of any or all of the foregoing, including, without limitation, cash, cash equivalents, tax refunds and the proceeds of insurance policies providing coverage against the loss or destruction of or damage to any of the Collateral, or any indemnity, warranty, or guarantee payable by reason of loss or damage to or otherwise with respect to any of the Collateral (whether or not the Secured Party is the loss payee thereof);

(h) All of the Debtor’s after-acquired property of the kinds and types described in paragraphs (a)—(g) herein;

(i) All records and data relating to any of the property described above, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of the Debtor’s right, title, and interest in and to all computer software required to utilize, create, maintain and process any of such records or data or electronic media; and

also in (1) all checks, money, securities, bank accounts, deposit accounts, and other accounts in the possession of or held by the Secured Party whether in the name of the Debtor or in the name of the Secured Party, and (2) all other property in which a security interest is granted by the Debtor to the Secured Party pursuant to this Agreement. Notwithstanding the foregoing grant of security interests in the corporate names, trade names, trademarks, trade secrets, copyrights, patents (issued and pending), inventions, and licenses of Debtor pursuant to this Agreement, the Secured Party’s rights and the Debtor’s obligations with respect to the Secured Party’s security interests in such corporate names, trade names, trademarks, trade secrets, copyrights, patents (issued and pending), inventions, and licenses of Debtor shall be governed by the terms and conditions of a certain Security Agreement (Intellectual Property) of even date herewith by Debtor in favor of Secured Party.

2. Secured Obligations. The security interests hereby granted shall secure all of the following (the “Secured Obligations”):

(a) Borrower’s payment of the aggregate principal sums outstanding from time to time under the Loans, together with interest, fees, and other charges thereon as provided in the Loan Agreement and the Notes evidencing the Loans;

(b) The Borrower’s and each Guarantor’s payment or performance of its obligations under the Loan Agreement and under the other Loan Documents (as defined, described and identified in the Loan Agreement, hereinafter the “Loan Documents”), as the same may be amended, modified, extended, renewed, replaced or restated;

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(c) The payment of all other sums with interest and charges thereon advanced in accordance herewith to protect the validity, security, and priority of this Agreement, the Loan Agreement, or the Loan Documents;

(d) Any and all obligations of the Borrower arising under any letter of credit, foreign exchange contracts, interest rate swap, cap, floor or hedging agreements, interest rate protection products, or similar agreements with the Secured Party or any affiliate of the Secured Party; any and all obligations of the Borrower to the Secured Party arising under any credit cards issued by the Secured Party to the Borrower; and any and all obligations of the Borrower to the Secured Party out of or in connection with any Automated Clearing House (“ACH”) Agreements relating to the processing of ACH transactions, together with all fees, expenses, charges and other amounts owing by or chargeable to the Borrower under all such contracts, agreements, and credit cards; and

(e) Any and all other indebtedness of Borrower and each Guarantor to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due, regardless of how they arose, now existing or hereafter arising.

3. Warranties and Representations of the Debtor. Debtor hereby makes the following representations and warranties which shall survive the execution and delivery of this Agreement as long as any Secured Obligation remains outstanding:

(a) All representations and warranties made in the Loan Agreement and the Loan Documents relating to the Debtor and the Collateral are true, accurate and complete in all material respects as of the date hereof;

(b) The Debtor is and has been for the previous four (4) month period organized under the laws of the state first set forth above and its executive offices and the office where its books and records are kept and are to be kept concerning the Receivables, Related Contracts and other Collateral are at the address first set forth above; and the Debtor currently has no other places of business except those set forth on Schedule I hereto and for the previous four (4) month period Debtor has had no other places of business except those set forth on Schedule I hereto;

(c) Other than as set forth on Schedule I, the Debtor conducts business only under and through the corporate, business and trade names first set forth above;

Citizens Bank New Hampshire Security Agreement – Micronetics et al.

(d) No material authorization, approval or other action by, and no notice to or filing with, any governmental authority or other person is required either (i) for the grant by the Debtor of the security interests granted hereby or for the execution, delivery or performance of this Agreement by the Debtor, or (ii) for the perfection of or the exercise by the Secured Party of its respective rights and remedies hereunder, except the filing of financing statements or as previously obtained;

(e) The Debtor has good and marketable title to all of the Collateral pledged by it hereunder, free and clear of any liens, security interests, encumbrances or interests or claims of any other person or entity, except for the security interests of the third parties as disclosed on Schedule II attached hereto (collectively, the “Permitted Encumbrances”), which Permitted Encumbrances shall be subject and subordinate to the security interests of the Secured Party hereunder, and there are no sums owed with respect to the Collateral other than as disclosed on the Debtor’s financial statements most recently delivered to the Secured Party;

(f) Upon the filing of UCC-1 financing statements being delivered at or prior to the execution hereof, the Secured Party will have a valid, perfected, first priority security interest in all of the Collateral which may be perfected by filing of financing statements (subject only to the Permitted Encumbrances);

(g) Schedule III attached hereto sets forth the description and location of all Collateral of a value greater than $50,000 not located at the Debtor’s principal place of business or at the locations listed on Schedule I, and

(h) Except as set forth on Schedule II, no effective financing statements or other similar instrument in effect covering all or any part of the Collateral is on file in any recording office where financing statement relating to the Debtor are required to be filed, except as may have been filed in favor of Secured Party relating to this Agreement or prior agreements with the Secured Party.

4. Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of Debtor’s organization or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail than that provided in the preceding clause, and (b) contain any other information required by Part 5 of Article 9 of the Uniform Commercial Code of the State of Debtor’s organization for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type

Citizens Bank New Hampshire Security Agreement – Micronetics et al.

of organization and any organization identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon request.

5. Representations and Warranties Concerning Debtor’s Legal Status. The Debtor represents and warrants to the Secured Party as follows: (a) the Debtor’s exact legal name is that indicated on the Perfection Certificate executed by Debtor in conjunction with execution of this Agreement (“Perfection Certificate”) and on the signature page thereof executed and delivered in conjunction with this Agreement, (b) the Debtor is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate, (c) the Debtor’s state of organization is as set forth in the Perfection Certificate and the Perfection Certificate accurately sets forth the Debtor’s organizational identification number or accurately states that the Debtor has none, (d) the Perfection Certificate accurately sets forth the Debtor’s place of business or, if more than one, its chief executive office as well as the Debtor’s mailing address if different and (e) all other information set forth on the Perfection Certificate pertaining to the Company is accurate and complete.

6. Affirmative Covenants of the Debtor.

(a) The Debtor shall promptly notify and provide the Secured Party with a complete description of the opening of any new places of business containing Collateral of a value of greater than $50,000.00, or, any change in its legal name or place of incorporation, or any other act which would affect the financing statements filed by the Secured Party;

(b) Upon the request of Secured Party, the Debtor shall take all steps that are reasonably necessary or prudent to protect the security interests of the Secured Party in the Collateral;

(c) The Debtor shall defend the Collateral against the claims and demands of all persons which would have a Material Adverse Effect (as herein after defined);

(d) The Debtor shall comply, in all material respects, with all governmental regulations applicable to the Collateral or any part thereof or to the operation of the Debtor’s business except where failure to comply would not cause a Material Adverse Effect; provided, however, that the Debtor may contest any governmental regulation in any reasonable manner which shall not in the reasonable opinion of the Secured Party materially and adversely affect the Secured Party’s rights or the first priority of its security interest in the Collateral (subject to Permitted Encumbrances);

Citizens Bank New Hampshire Security Agreement – Micronetics et al.

(e) The Debtor shall pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, except that no such amounts need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, and (ii) such amounts are adequately reserved against in accordance with the generally accepted accounting principles;

(f) The Debtor shall cause the Equipment to be maintained and preserved in reasonably good repair and working order, normal wear and tear excepted, and shall make all repairs, replacements, additions, and other improvements reasonably necessary to maintain the Equipment in such good condition, subject to obsolescence;

(g) The Debtor shall maintain Inventory reasonably sufficient to meet the needs of its business;

(h) The Debtor shall, with respect to any Collateral which consists of trucks, automobiles, or other motor vehicles, or any other Collateral required to be titled, deliver all titles thereto to the Secured Party to be held by the Secured Party and Debtor shall make, execute, and deliver any and all applications, and take such other action to assure that the Secured Party is listed of record as the first priority and sole lienholder on all title certificates;.

(i) Debtor shall keep materially accurate and complete records listing and describing the Collateral, and when requested by Secured Party, Debtor shall give Secured Party information regarding the Collateral and setting forth the total value of the Inventory, the total value of the Equipment, the amount of the Receivables designating how many days the Receivables are from the date of invoice, the face value of any instruments, and any other information Secured Party may reasonably request. Secured Party shall have the right, at any time (but at reasonable intervals) during normal business hours and upon prior notice, to inspect the Collateral and to audit and make copies of any records or other writings which relate to the Collateral or the general financial condition of Debtor;

(j) The Debtor shall advise the Secured Party promptly, in reasonable detail, (i) of any lien, security interest, encumbrance, or claim made or asserted against any of the Collateral in an amount in excess of $50,000.00, except for Permitted Encumbrances, (ii) of any material loss or depreciation in the value of the Collateral taken as a whole, and (iii) of the occurrence of any other Material Adverse Effect on the aggregate value, enforceability or collectibility of the Collateral;

Citizens Bank New Hampshire Security Agreement – Micronetics et al.

(k) The Debtor shall upon the request of the Secured Party give, execute, deliver and file or record in the proper governmental offices, any instrument, paper or document, including, but not limited to, one or more financing statements under the Uniform Commercial Code, reasonably satisfactory to the Secured Party, or take any action which the Secured Party reasonably may request in order to create, preserve, perfect, extend, continue, modify, terminate or otherwise effect any security interest granted pursuant hereto, or to enable the Secured Party to exercise or enforce any of its rights hereunder; and

(l) The Debtor shall keep, and stamp or otherwise mark, any of its documents, instruments and chattel paper and its books and records relating to any of the Collateral in such manner as the Secured Party may reasonably require.

For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations or financial or other condition of Debtor on a consolidated basis, (b) Debtor’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Loan Agreement, (c) the Collateral, taken as a whole, or the security interests of the Secured Party in the Collateral, taken as a whole, or the priority of such security interests, or (d) Secured Party’s rights and remedies under this Agreement and the other Loan Documents.

7. Negative Covenants of the Debtor. Except as otherwise provided in the Loan Agreement or in this Agreement, without the prior written consent of the Secured Party, the Debtor shall not:

(a) Transfer, sell or assign any of the Collateral other than in the ordinary course of business or as otherwise permitted in the Loan Agreement;

(b) Allow or permit any other security interest or lien to attach to any of the Collateral other than the Permitted Encumbrances;

(c) File, authorize, or permit to be filed in any jurisdiction any financing statement relating to any of the Collateral unless the Secured Party is named as sole secured party or to the extent relating to the Permitted Encumbrances;

(d) Permit any of the Collateral to be levied upon under any legal process;

(e) Permit anything to be done that materially impairs the value of any of the Collateral taken as a whole; or

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(f) Use the Collateral in material violation of any law or in any manner inconsistent with any policy of insurance thereon, except where such use would not materially impair the value of the Collateral taken as whole.

8. Fixtures. It is the intention of the parties hereto that none of the Collateral shall become fixtures. Without limiting the generality of the foregoing, the Debtor will, if requested by the Secured Party, use reasonable efforts to obtain waivers of lien, in form satisfactory to the Secured Party, from each mortgagee or lessor of real property (other than the Secured Party) on which any material amount of the Collateral is or is to be located.

9. Insurance. Debtor shall, at its own expense, maintain insurance covering the Collateral against such risks, with such insurers, in such form, and in such amounts as is customary in Debtor’s type of business. All casualty insurance policies shall be payable in the event of loss to Secured Party to the extent of its interest. All insurance policies shall provide for the insurer to endeavor to give Secured Party thirty (30) days’ written notice to Secured Party of cancellation and for notice to Secured Party of any claims paid thereunder. Copies of all insurance policies shall be furnished to Secured Party upon its request. Secured Party is hereby appointed as attorney irrevocable to take any or all of the following actions: to collect return premiums, dividends and other amounts due on any casualty insurance policy and the proceeds of such insurance, to settle any claims with the insurers in the event of loss or damage to Collateral, to endorse settlement drafts and to cancel, assign, or surrender any insurance policies. If any return premiums, dividends, other amounts or proceeds are paid to Secured Party under such policies, Secured Party may, at Secured Party’s option, take either or both of the following actions: (i) apply such return premiums, dividends, other amounts and proceeds in whole or in part to the payment or satisfaction of any of the Secured Obligations in whatever order Secured Party determines; or (ii) pay over such return premiums, dividends, other amounts and proceeds in whole or in part to Debtor for the purpose of repairing or replacing the Collateral destroyed or damaged, any return premiums, dividends, other amounts and proceeds so paid over by Secured Party to be secured by this Agreement.

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10. Receivables. After the occurrence of a Default (subject to any applicable cure period) or Event of Default, Debtor agrees that Secured Party may communicate with account debtors in order to verify the existence, amount, and terms of any Receivables. After the occurrence of a Default (subject to any applicable cure period) or Event of Default, Secured Party may notify account debtors of the security interests established herein and require that payments on Receivables be made directly to Secured Party, and upon the request of Secured Party, Debtor shall notify account debtors and indicate on all billings that payments and returns are to be made directly to Secured Party. In furtherance of the foregoing, Debtor hereby appoints Secured Party attorney irrevocable with full power to collect, compromise, endorse, sell, or otherwise deal with the Receivables or proceeds thereof and, subject to the rights of any third parties, to perform the terms of any contract in order to create Receivables in Secured Party’s name or in the name of Debtor. This Agreement may be, but need not be, supplemented by separate assignments of Receivables and contract rights and, if such assignments are given, the rights and security interests given thereby shall be in addition to and not in limitation of the rights and security interests granted by this Agreement.

11. Events of Default. The following events shall be deemed “Events of Default” hereunder:

(a) An Event of Default under the Loan Agreement or any of the Loan Documents;

(b) Debtor fails to observe or perform any covenant, warranty, or agreement required to be observed or performed by it under this Agreement and such failure is not cured in accordance with the cure provisions set forth in the Loan Agreement;

(c) Debtor shall be in default under any obligation undertaken by Debtor which default has a Material Adverse Effect on the ability of the Debtor to make payments of its Secured Obligations or on the adequacy of the Collateral taken as a whole as security for the Secured Obligations; or

(d) Uninsured loss, theft, damage, or destruction of any substantial portion of any of the Collateral which has a Material Adverse Effect on the ability of the Debtor to make payments of its Secured Obligations or on the adequacy of the Collateral taken as a whole as security for the Secured Obligations.

12. Rights and Remedies of Secured Party on Default. Upon the occurrence of any Event of Default, Secured Party shall have, by way of example and not of limitation of any other rights available under applicable law, the following rights and remedies:

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(a) Secured Party may declare the Secured Obligations, or any of them, to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived;

(b) In addition to all other rights and remedies contained in this Agreement, the Loan Agreement, and in the Loan Documents, Secured Party may exercise the rights and remedies accorded Secured Party by the Uniform Commercial Code or by any other applicable law, all of which rights and remedies shall be cumulative and non-exclusive to the extent permitted by law;

(c) Secured Party shall have the right to enter and/or remain upon the Premises of Debtor, or any other place or places where any of the Collateral is located and kept, without any obligation to pay rent to Debtor or others, and remove Collateral therefrom to the premises of the Secured Party or any agent of Secured Party for such time as Secured Party may desire in order to maintain, collect, sell and/or prepare the Collateral for sale, liquidation or collection;

(d) Secured Party may require the Debtor at Debtor’s cost to assemble the Collateral and make it available to Secured Party at a place reasonably designated by Secured Party;

(e) Secured Party may take possession of and use and operate the Collateral in the manner and for the purposes as set forth in Section 13 hereinbelow;

(f) Secured Party may sell, lease, or otherwise dispose of the Collateral as set forth in Section 14 hereinbelow;

(g) Secured Party shall have the right to set-off, without notice to the Debtor, any and all deposits or other sums at any time or times credited or due from Secured Party to Debtor, whether in a special account (other than those established for, or for the benefit of, third parties) or other account or represented by a certificate of deposit (whether or not matured); which deposit and other sums shall at all times constitute additional security for the Secured Obligations;

(h) Secured Party may perform any warranty, covenant or agreement which Debtor has failed to perform under this Agreement; and

(i) Secured Party may take any other action which Secured Party deems reasonably necessary or desirable to protect the Collateral or the security interests granted herein.

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13. Rights of Secured Party to Use and Operate Collateral. Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Secured Party may reasonably deem proper. In any such case, subject as aforesaid, the Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Collateral or any part thereof as the Secured Party may see fit; and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the reasonable expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provision of this Agreement (including reasonable legal costs and attorneys’ fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Party may determine in its sole discretion and any surplus shall be returned to the Debtor. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default the Secured Party shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Secured Party to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payment of the Secured Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

14. Rights of Secured Party to Sell Collateral. Upon (10) days prior written notice by registered or certified mail by Secured Party to Debtor at the address of the Debtor set forth above (or at such other address or addresses as the Debtor shall specify in writing by like notice to the Secured Party) of the time and place of any intended disposition of Collateral, then Secured Party shall have the right and power to sell, assign, lease, or otherwise dispose of the Collateral from any business premises of the Debtor, either at public auction or private sale, by liquidation sale or other disposition, or as if the sale was being made in the ordinary course of Debtor’s business, with or without notice to the public that the said sale or disposition is for the benefit of the Secured Party; provided, however, that if the Collateral is perishable or threatens to

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decline speedily in value or is of a type customarily sold on a recognized market, then Secured Party shall have the right and power to dispose of the Collateral without prior notice to Debtor and Debtor expressly waives any rights to prior notice under such circumstances. The notices described above shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys’ fees) and all other reasonable charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Party may determine in its sole discretion and any surplus shall be returned to the Debtor. In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Debtor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Loan Agreement and the cost and expenses of collection of such deficiency, including, without limitation, reasonable fees of attorneys, experts, and agents, expenses and disbursements.

15. Attorney-in-Fact. The Secured Party is hereby appointed the attorney-in-fact, with full power of substitution, of the Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments (including, without limitation, financing or continuation statements, conveyances, assignments, and transfers) which the Secured Party may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is coupled with an interest and is irrevocable. The Debtor shall indemnify and hold harmless the Secured Party from and against any liability or damage which it may incur in the exercise and performance, in good faith, of the Secured Party’s powers and duties as such attorney-in-fact, except for any liability or damage resulting from Secured Party’ gross negligence or willful misconduct.

Citizens Bank New Hampshire Security Agreement – Micronetics et al.

16. Waiver, etc. The Debtor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Party’s rights hereunder or in connection with any Secured Obligations or any Collateral. The Debtor further consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Debtor, or subject to applicable law to any account debtor in respect of any Receivable, or to substitution, release or surrender of any Collateral, addition or release of persons primarily or secondarily liable on any Secured Obligation or on any Receivable or other Collateral, or the acceptance of partial payments on any Secured Obligation or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion. Notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, an Event of Default under this Agreement or any of the other Loan Documents, shall be deemed continuing until such time as such Event of Default is waived by the Secured Party in writing.

17. Termination; Assignments, etc. This Agreement and the security interest in the Collateral created hereby shall terminate when all of the Secured Obligations have been paid, performed, and finally discharged in full, and all commitment of the Secured Party with respect thereto have terminated. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Debtor in a transaction permitted by the Loan Agreement, or if the Debtor requests that the Secured Party release, or subordinate its security interest in, any Collateral to the extent (but only to the extent) necessary to permit the consummation of any other transaction not prohibited by any Loan Document, then the Secured Party, at the request and sole expense of the Debtor, shall execute and deliver to the Debtor all releases or other documents reasonably necessary or desirable for the release of the security interests created hereby on such Collateral. In the event of a sale or assignment by the Secured Party of all or any of the Secured Obligations held by it, such Secured Party may assign or transfer its rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers, rights, and obligations of such Secured Party hereunder, and such Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder, with respect to the rights and interests so assigned.

18. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be either mailed by certified mail, return receipt requested, or delivered by overnight courier service, to the applicable party at the addresses first set forth above, or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be effective on the date of first attempted delivery.

Citizens Bank New Hampshire Security Agreement – Micronetics et al.

19. Miscellaneous.

(a) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve any right of it or of the Debtor against other parties pertaining to any Collateral, except to the extent specifically required under applicable law;

(b) No provision hereof shall be amended except by a writing signed by the Secured Party and the Debtor;

(c) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof;

(d) This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Secured Party and the Debtor;

(e) No delay, failure to enforce, or single or partial exercise on the part of the Secured Party in connection with any of its rights hereunder shall constitute an estoppel or waiver thereof, or preclude other or further exercises or enforcement thereof and no waiver of any default hereunder shall be a waiver of any subsequent default;

(f) All of the terms, conditions, representations, warranties, covenants, and agreements set forth herein shall apply to, be binding upon, and be deemed to be made by each Debtor, jointly, severally, separately, and individually; and

(g) This Agreement shall be governed as to its validity, interpretation and effect in accordance with the laws of the State of New Hampshire; provided, however, that to the extent otherwise provided under the Uniform Commercial Code, the laws of the jurisdiction where Debtor is located under the Uniform Commercial Code shall govern perfection, the effect of perfection and non-perfection, and the priority of security interests in the Collateral.

Citizens Bank New Hampshire Security Agreement – Micronetics et al.

SECURED PARTY AND DEBTOR MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF SECURED PARTY RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF SECURED PARTY AND DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. DEBTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR SECURED PARTY TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

[SIGNATURE PAGE FOLLOWS]

Citizens Bank New Hampshire Security Agreement – Micronetics et al.

IN WITNESS WHEREOF, the undersigned have set their hands and seals and enter into this Agreement all as of the day and year first above written.

DEBTOR

MICRONETICS, INC.

	By:	/s/ David Robbins
Witness		David Robbins, President

MICROWAVE & VIDEO SYSTEMS, INC.

	By:	/s/ David Robbins
Witness		David Robbins, President

ENON MICROWAVE, INC.

	By:	/s/ David Robbins
Witness		David Robbins, President

MICROWAVE CONCEPTS, INC.

	By:	/s/ David Robbins
Witness		David Robbins, President

STEALTH MICROWAVE, INC.

	By:	/s/ David Roggins
Witness		David Robbins, Vice President

Citizens Bank New Hampshire Security Agreement – Micronetics et al.

SECURED PARTY

CITIZENS BANK NEW HAMPSHIRE

	By:	/s/ Timothy J. Whitaker
Witness		Timothy J. Whitaker, Senior Vice President